Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Rapport Therapeutics, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned officers of the Company hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 11, 2025	By:	/s/ Abraham N. Ceesay
Abraham N. Ceesay, MBA
Chief Executive Officer (Principal Executive Officer)

Date: March 11, 2025	By:	/s/ Troy Ignelzi
Troy Ignelzi
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)